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                           SCHEDULE 14A INFORMATION

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                         ERLY INDUSTRIES INC.
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               (Name of Registrant as Specified In Its Charter)

                               THE POWELL GROUP
                       FARMERS RICE MILLING COMPANY, INC.
                               NANETTE N. KELLEY
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                                           FOR IMMEDIATE RELEASE

                                                                COMPANY CONTACT:
[LOGO OF THE POWELL GROUP]
                                                                  Nanette Kelley
                                                                       President
                                                                  (504) 922-4540

                                   POWELL GROUP SUBSIDIARY FILES LAWSUIT AGAINST
                                        THE SENIOR MANAGEMENT OF ERLY INDUSTRIES

                          BATON ROUGE, LOUISIANA, AUGUST 14, 1997...Farmers Rice
Milling Company, a wholly-owned subsidiary of The Powell Group, which together with Powell Group President Nanette Kelley owns approximately 3.8% of the common shares of ERLY INDUSTRIES, INC. (NASDAQ:ERLY), announced today that it has filed a lawsuit in U.S. District Court for the Central District of California against Gerald Murphy, chairman of the board and chief executive officer of ERLY, and Douglas Murphy, chief operating officer and a director of ERLY, alleging, among other things, breach of fiduciary duty, waste of corporate assets, and the making of illegal corporate loans in connection with the defendants' personal investment in a real estate development project in Texas.

     The lawsuit seeks injunctive relief prohibiting ERLY Industries and its subsidiary, American Rice Company, from continuing to make loan payments on behalf of Gerald Murphy and Douglas Murphy, repayment by the defendants to ERLY Industries and American Rice of legal fees and expenses incurred in connection with the alleged wrongful conduct, and punitive and exemplary damages.

     "This is just the latest chapter in the long and sorry history of mismanagement of ERLY by the Murphys, who since 1987 have produced a pitiful return for their shareholders totaling less than 1% annually while the Dow Jones Industrial Average has more than tripled. As major shareholders we intend to put a stop to this right now," Kelley said.

     On July 31, 1997, Kelley and The Powel Group Companies filed a Consent Solicitation with the Securities and Exchange Commission seeking approval to solicit ERLY shareholders with respect to removing the current board of directors and prohibiting the officers of ERLY from excessive expenditure of corporate funds in connection with the election of directors.

     A privately-held holding company based in Baton Rouge, Louisiana, The Powell Group has interest in rice farming, rice milling and storage, rice hull-to-electricity generation, radio broadcasting, commercial and residential real estate development and construction, travel management services and timber.

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